Exhibit 99.1

Uranium Resources’ Stockholders Approve Reverse Stock Split

LEWISVILLE, Texas--(BUSINESS WIRE)--January 14, 2013--Uranium Resources, Inc. (NASDAQ: URRE) (URI) announced that its stockholders have approved the charter amendment that will permit the Company to conduct a reverse stock split of its issued and outstanding common stock. Of the outstanding shares entitled to vote at a special meeting of stockholders held on January 14, 2013, 73.9 percent were “FOR” the reverse stock split.

The amendment allows URI to effect a reverse stock split by a ratio of not less than 1-for-5 and not more than 1-for-15. The final ratio will be determined by the Company’s Board of Directors and URI anticipates the reverse stock split will take effect prior to the end of January 2013. The primary intent of the reverse split is to enable URI to regain compliance with the NASDAQ minimum bid price requirement to maintain the Company's stock listing on NASDAQ.

“Seeing an overwhelming majority of the votes cast in favor of the reverse stock split confirms the value our shareholders place on maintaining our NASDAQ listing,” stated Terence J. Cryan, Interim President and CEO of URI. “Upon successful completion of the reverse stock split, URI will shift its focus to the previously announced shareholder rights offering. The shareholder rights offering is designed to provide additional capital necessary to progress our core projects while minimizing shareholder dilution.”

This news release does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI has over 206,600 acres of uranium mineral holdings and 152.9 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. URI has an additional 1.3 million pounds of in-place mineralized uranium material in Texas and South Dakota. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

URI’s strategy is to fully develop its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, and partner with larger mining companies that have undeveloped uranium assets or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s estimated mineralized uranium material, the anticipated effective date of the reverse stock split and the benefits of the proposed shareholder rights offering are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s mining projects, government and tribal regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT:
Investor Contact:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media Contact:
Mat Lueras, 505-269-8317
Vice President, Corporate Development
mlueras@uraniumresources.com